Exhibit 1.1

REMARKETING AGREEMENT

February 14, 2012

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Attention: Global Corporate Trust

Ladies and Gentlemen:

This Agreement is dated as of February 14, 2012 (the “Agreement”) by and among Great Plains Energy Incorporated, a Missouri corporation (the “Company”), Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as the reset agents and the remarketing agents (the “Remarketing Agents”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, not individually but solely as Purchase Contract Agent (the “Purchase Contract Agent”) and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract and Pledge Agreement referred to below), relating to the appointment of Goldman, Sachs & Co. and J.P. Morgan Securities LLC to serve as Remarketing Agents with respect to the Remarketing of the Notes.

The Company has also entered into: (i) a Purchase Contract and Pledge Agreement, dated as of May 18, 2009 (the “Purchase Contract and Pledge Agreement”), among the Company, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts, and (ii) an Underwriting Agreement, dated May 12, 2009 (the “Underwriting Agreement”), among the Company, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as Representatives of the several Underwriters named therein.

The Company issued its 10.00% Subordinated Notes due 2042 (the “Notes”) under the Subordinated Indenture dated as of May 18, 2009 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as amended and supplemented by the Supplemental Indenture No. 1 dated as of May 18, 2009 and as to be further amended and supplemented by Supplemental Indenture No. 2 in connection with the Remarketing of the Notes (the Base Indenture, as so amended and supplemented, the “Indenture”).

The terms and conditions under which the Remarketing will occur are provided for in the Indenture, the Purchase Contract and Pledge Agreement and as provided for herein.

Section 1. Definitions.

(a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract and Pledge Agreement, as the case may be.

(b) As used in this Agreement, the following terms have the following meanings:

“Agreement” has the meaning specified in the first paragraph of this Remarketing Agreement.

“Commencement Date” has the meaning specified in Section 3.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning specified in the first paragraph of this Remarketing Agreement.

“Disclosure Package” means any Preliminary Prospectus taken together with any Issuer Free Writing Prospectus used at or prior to the time of the first sale.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act relating to the Remarketed Notes.

“Preliminary Prospectus” means any preliminary prospectus relating to the Remarketed Notes included in the Registration Statement, including the documents incorporated by reference therein as of the date of such Preliminary Prospectus.

“Prospectus” means the prospectus relating to the Remarketed Notes, in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Exchange Act, and incorporated by reference in such Prospectus.

“Purchase Contract and Pledge Agreement” has the meaning specified in the second paragraph of this Agreement.

“Registration Statement” means a registration statement under the Securities Act prepared by the Company covering, inter alia, the Remarketing of the Remarketed Notes pursuant to Section 5(a) hereunder, including all exhibits thereto and the documents incorporated by reference in the Prospectus and any post-effective amendments thereto.

“Remarketed Notes” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate principal amount of Notes underlying the Pledged Applicable Ownership Interests in Notes and the Separate Notes, if any, subject to Remarketing as identified to the Remarketing Agents by the Purchase Contract Agent and the Custodial Agent, respectively, in each case by 11:00 a.m. New York City time, in the case of an Early Remarketing, or promptly after 4:00 p.m., New York City time, in the case of a Final Remarketing, on the Business Day immediately prior to the first day of the Applicable Remarketing Period in accordance with the Purchase Contract and Pledge Agreement and shall include: (a) the Notes underlying the Pledged Applicable Ownership Interests in Notes of the Holders of Corporate Units who have not effected a Collateral Substitution, Early Settlement or a Fundamental Change Early Settlement in accordance with the Purchase Contract and Pledge Agreement, and, in the case of a Final Remarketing, Holders of Corporate Units who have not notified the Purchase Contract Agent prior to 4:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract and Pledge Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment prior to 11:00 a.m., New York City time, on the sixth Business Day immediately preceding the Purchase Contract Settlement Date, and (b) the Separate Notes of the holders of Separate Notes, if any, who have elected to have their Separate Notes remarketed in such Remarketing pursuant to the terms of the Purchase Contract and Pledge Agreement.

“Remarketing Fee” has the meaning specified in Section 4.

“Remarketing Materials” means the Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agents for distribution to investors in connection with the Remarketing.

“Reset Rate” has the meaning specified in Section 2(d).

“Securities” has the meaning specified in Section 10.

“Transaction Documents” means this Agreement, the Purchase Contract and Pledge Agreement and the Indenture, in each case as amended or supplemented from time to time.

Section 2. Appointment and Obligations of the Remarketing Agents.

(a) The Company hereby appoints Goldman, Sachs & Co. and J.P. Morgan Securities LLC as the lead Remarketing Agents, and, subject to the terms and conditions set forth herein, Goldman, Sachs & Co. and J.P. Morgan Securities LLC hereby accept appointment as Remarketing Agents, for the purpose of (i) remarketing the Remarketed Notes on behalf of the holders thereof, (ii)

determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract and Pledge Agreement and the Indenture, the Reset Rate for the Notes, and (iii) performing such other duties as are assigned to the Remarketing Agents in the Transaction Documents. The Company may appoint co-remarketing agents with the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities LLC.

(b) Unless a Termination Event has occurred prior to such date, if the Company elects to conduct an Early Remarketing during an Early Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agents shall use their reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price. If the Remarketing Agents are unsuccessful on the first Early Remarketing Date during such Early Remarketing Period, a subsequent Remarketing shall be attempted (unless impracticable) by the Remarketing Agents on each of the two following Early Remarketing Dates in that Early Remarketing Period until a Successful Early Remarketing occurs. For the avoidance of doubt, the Company shall determine in its sole discretion if and when to attempt an Early Remarketing, and the Company may postpone an Early Remarketing in its absolute discretion.

(c) If there is no Successful Early Remarketing during any Early Remarketing Period or no Early Remarketing occurs on any Early Remarketing Date, if any, and unless a Termination Event has occurred prior to such date, on each Remarketing Date in the Final Remarketing Period, the Remarketing Agents shall use their reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price. It is understood and agreed that the Remarketing on any Remarketing Date in the Final Remarketing Period will be considered successful and no further attempts will be made if the resulting proceeds are at least equal to the applicable Remarketing Price. The Company may not postpone a Remarketing during the Final Remarketing Period.

(d) In connection with each Remarketing, the Remarketing Agents shall determine, in consultation with the Company, the terms of the Remarketed Notes, including those which may be modified in connection with the Remarketing pursuant to the Indenture, including the Company’s election whether to modify the maturity date, optional redemption provisions, Events of Default, interest payment dates and/or the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Remarketed Notes should bear (the “Reset Rate”) in order for the Remarketed Notes to have an aggregate market value equal to at least the applicable Remarketing Price and that in the sole reasonable discretion of the Remarketing Agents will enable them to remarket all of the Remarketed Notes at no less than the applicable Remarketing Price in such Remarketing; provided that such rate shall not exceed the maximum interest rate permitted by applicable law and shall not be a contingent or floating rate.

(e) If, by 4:00 p.m., New York City time, on the applicable Remarketing Date, (i) the Remarketing Agents are unable to remarket all of the Remarketed Notes, other than to the Company, at the applicable Remarketing Price pursuant to the terms and conditions hereof or (ii) the Remarketing did not occur on such Remarketing Date because one of the conditions set forth in Section 6 hereof was not satisfied, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agents shall advise by telephone (and promptly deliver a notice in writing thereafter) the Depositary, the Purchase Contract Agent, the Collateral Agent and the Company of any such Failed Remarketing. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agents. In the event of a Failed Remarketing, the applicable interest rate on the Notes will not be reset, and will continue to be the Coupon Rate set forth in the Supplemental Indenture.

(f) In the event of a Successful Remarketing, by approximately 4:30 p.m., New York City time, on the applicable Remarketing Date, the Remarketing Agents shall advise, by telephone:

(i) the Depositary, the Purchase Contract Agent, the Trustee and the Company (and promptly deliver a notice in writing thereafter) of the Reset Rate, interest payment dates, modified Events of Default, if any, maturity date, ranking and optional redemption terms, if any, determined by the Remarketing Agents in such Remarketing and the aggregate principal amount of Remarketed Notes sold in such Remarketing;

(ii) each purchaser (or the Depositary Participant thereof) of Remarketed Notes of the Reset Rate, interest payment dates, maturity date, ranking and optional redemption terms, if any, and the aggregate principal amount of Remarketed Notes such purchaser is to purchase;

(iii) each such purchaser (if other than a Depositary Participant) to give instructions to its Depositary Participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Remarketed Notes purchased through the facilities of the Depositary; and

(iv) each such purchaser (or Depositary Participant thereof) that the Remarketed Notes will not be delivered until the Remarketing Settlement Date and that if such purchaser wishes to trade the Remarketed Notes that it has purchased prior to the third Business Day preceding the Remarketing Settlement Date, such purchaser will have to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement.

The Remarketing Agents shall also, if required by the Securities Act, deliver, in conformity with the requirements of the Securities Act, to each purchaser a Prospectus in connection with the Remarketing.

(g) The proceeds from a Successful Remarketing (i) with respect to the Notes underlying the Applicable Ownership Interests in Notes that are components of the Corporate Units, shall be paid to the Collateral Agent in accordance with Section 5.02 or 5.03, as applicable, of the Purchase Contract and Pledge Agreement and (ii) with respect to the Separate Notes, shall be paid to the Custodial Agent for payment to the holders of such Separate Notes in accordance with Section 5.02 or 5.03, as applicable, of the Purchase Contract and Pledge Agreement.

(h) It is understood and agreed that the Remarketing Agents shall not have any obligation whatsoever to purchase any Remarketed Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Remarketed Notes for Remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their duties under this Agreement. Neither the Company nor the Remarketing Agents shall be obligated in any case to provide funds to make payment upon tender of the Remarketed Notes for Remarketing.

Section 3. Representations And Warranties Of The Company.

The Company represents and warrants (i) on and as of the date any Remarketing Materials are first distributed in connection with the Remarketing (the “Commencement Date”), (ii) at the first time of sale of the Remarketed Notes during the Applicable Remarketing Period and (iii) on and as of the Remarketing Settlement Date (in each case a “Representation Date”), that:

(a) This Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that rights to indemnification hereunder may be limited by federal or state securities laws or public policy.

(b) Each of the representations and warranties of the Company as set forth in Section 1 (other than those made in subsection (b), (l), (m), (o), (p), (q), (r), (s) and (t)) of the Underwriting Agreement is true and correct as if made on each of the dates specified above; provided that for purposes of this Section 3(b), any reference in such sections of the Underwriting Agreement to (a) the “Registration Statement,” the “Preliminary Prospectus,” the “Prospectus,” the “Disclosure Package,” the “Representation Date” and the “Transaction Documents” shall be deemed to refer to such terms as defined herein, (b) the “Closing Date” shall be deemed to refer to the Remarketing Settlement Date, (c) the “Securities” shall be deemed to refer to the Remarketed Notes, (d) “Agreement” shall be deemed to refer to this Agreement, (e) “Underwriters” or “Representatives” shall be deemed to refer to the Remarketing Agents and (f) “Initial Sale Time” shall be deemed to refer to the time of the first sale of the Remarketed Notes during the applicable Remarketing Period.

(c) The Company meets the requirements for use of Form S-3 under the Securities Act, and, prior to the commencement of the applicable Remarketing Period, the Securities will be duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement has been filed with the Commission, or will be filed with the Commission prior to the commencement of the applicable Remarketing Period.

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act, and (ii) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Remarketing Settlement Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act or (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Remarketing Agents expressly for use therein.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act and each Preliminary Prospectus and the Prospectus delivered to the Remarketing Agents for use in connection with the remarketing of the Remarketed Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) The Remarketed Notes have been duly authorized and when duly executed, authenticated, issued and delivered in accordance with the Indenture, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

(e) The Remarketed Notes and the Indenture conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus, if any.

(f) No default or an event of default, and no event that with the passage of time or the giving of notice or both would become an event of default, shall occur and be continuing, under any of the Securities Agreements (as defined in the Underwriting Agreement).

(g) The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and any supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

Section 4. Fees.

(a) In the event of a Successful Remarketing of the Remarketed Notes, the Company shall pay the Remarketing Agents a remarketing fee to be agreed upon in writing by the Company and the Remarketing Agents prior to any such Remarketing (the “Remarketing Fee”), unless the Company directs the Remarketing Agents to include such fee in the Remarketing Price and the Remarketing Agents are able to remarket the Notes for an amount which includes the Remarketing Fee. In this case, the Remarketing Agents may deduct the applicable Remarketing Fee from any amount of the proceeds from the Successful Remarketing in excess of the Remarketing Treasury Portfolio Purchase Price or the aggregate principal amount of Remarketed Notes, as applicable. Any unpaid portion of the Remarketing Fee shall be paid by the Company on the Remarketing Settlement Date in cash by wire transfer of immediately available funds to the account designated by the Remarketing Agents.

Section 5. Covenants Of The Company.

The Company covenants and agrees as follows:

(a) If and to the extent the Remarketed Notes are required (in the view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agents or the Company) to be registered under the Securities Act as in effect at the time of the Remarketing, the Company shall:

(i) prepare the Registration Statement and the Prospectus, in a form approved by the Remarketing Agents, file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder and use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission prior to the second Business Day immediately preceding the applicable Remarketing Date;

(ii) file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agents, be required by the Securities Act or requested by the Commission;

(iii) advise the Remarketing Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agents with copies thereof;

(iv) file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Remarketed Notes;

(v) file all Issuer Free Writing Prospectuses required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act;

(vi) advise the Remarketing Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, of the suspension of the qualification of any of the Remarketed Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or any Prospectus or suspending any such qualification, to use promptly every reasonable effort to obtain its withdrawal;

(vii) furnish promptly to the Remarketing Agents such copies of the following documents as the Remarketing Agents shall reasonably request: (a) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (b) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus; (c) the Prospectus and any amended or supplemented Prospectus; and (d) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the Remarketing, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agents and, upon their request, to file such document and to prepare and furnish without charge to the Remarketing Agents and to any dealer in securities as many copies as the Remarketing Agents may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(viii) during the time between the applicable Commencement Date and the Remarketing Settlement Date, prior to filing with the Commission (a) any amendment to the Registration Statement or supplement to the Prospectus or (b) any Prospectus pursuant to Rule 424 under the Securities Act, furnish a copy thereof to the Remarketing Agents; and not file any such amendment or supplement that shall be reasonably disapproved by the Remarketing Agents;

(ix) as soon as practicable, but in any event not later than eighteen months, after the date of a Successful Remarketing, to make “generally available to its security holders” an “earnings statement” of the Company complying with (which need not be audited) Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act). The terms “generally available to its security holders” and “earnings statement” shall have the meanings set forth in Rule 158; and

(x) take such action as the Remarketing Agents may reasonably request in order to qualify the Remarketed Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Remarketing Agents may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(b) The Company shall pay: (i) the costs incident to the preparation and printing of the Registration Statement, if any, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (ii) the costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (iii) the cost of printing, word-processing or reproducing this Agreement and any documents in connection with the offering, purchase, sale and delivery of the Remarketed Notes; (iv) any fees and expenses of qualifying the Remarketed Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related reasonable fees and expenses of counsel to the Remarketing Agents); (v) any filing fees incident to any required review and clearance by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Remarketed Notes; (vi) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agents hereunder; and (vii) the reasonable fees and expenses of counsel to the Remarketing Agents in connection with its duties hereunder.

(c) The Company shall furnish the Remarketing Agents with such information and documents as the Remarketing Agents may reasonably request in connection with the transactions contemplated hereby, and make reasonably available to the Remarketing Agents and any accountant, attorney or other advisor retained by the Remarketing Agents such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company’s officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation.

(d) At the written request of the Remarketing Agents, between the applicable Commencement Date and the applicable Remarketing Settlement Date, the Company will not, without the prior written consent of the Remarketing Agents (which consent may be withheld at the sole discretion of the Remarketing Agents), directly or indirectly, sell, offer, contract or grant any option to sell, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Remarketed Notes or securities exchangeable for or convertible into debt securities similar to the Remarketed Notes.

(e) The Company represents and agrees that, unless it obtains the prior consent of the Remarketing Agents, and the Remarketing Agents represent and agree that, unless they obtain the prior consent of the Company, they have not made and will not make any offer relating to the Remarketed Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Act, required to be filed with the Commission; provided that the prior written consent of the Remarketing Agents shall be deemed to have been given in respect of the Issuer Free Writing Prospectus referenced in Annex I hereto. Any such free writing prospectus consented to in writing by the Company and the Remarketing Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the Act, and has complied and will comply with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(f) The Company shall prepare a final term sheet relating to the Remarketed Notes, containing only information that describes the final terms of the Remarketed Notes after providing the Remarketing Agents and their legal counsel with a reasonable opportunity to review and comment on such final term sheet (such final term sheet to be in form and substance as last reviewed by the Remarketing Agents and the Company), and will file such final term sheet within the period required by Rule 433(d) of the Act following the date such final terms have been established for the Remarketed Notes. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.

Section 6. Conditions To The Remarketing Agents’ Obligations.

The obligations of the Remarketing Agents hereunder shall be subject to the following conditions:

(a) The Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); the Issuer Free Writing Prospectus, if any, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been timely filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Company has paid the fees required by the

Commission relating to the Remarketed Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) During the period of time between the applicable Commencement Date and the Remarketing Settlement Date, (i) trading or quotation in any of the Company’s securities shall not have been suspended or materially limited by the New York Stock Exchange or the Commission, or trading in securities generally on the NASDAQ Global Market or the New York Stock Exchange shall not have been suspended or materially limited, or minimum or maximum prices shall have been generally established on either of such stock exchanges by the Commission or FINRA; (ii) there shall not have occurred any downgrading, and the Company shall not have received any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” as such term as defined in Section 3(a)(62) of the Exchange Act; (iii) a general banking moratorium shall not have been declared by any federal or New York authorities; (iv) there shall not have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any material adverse change in the United States or international financial markets, or any change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Remarketing Agents makes it impracticable or inadvisable to proceed with the Remarketing or to enforce contracts for the sale of the Remarketed Notes; (v) in the judgment of the Remarketing Agents, there shall not have occurred any Material Adverse Change; or (vi) there shall not have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

(c) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the applicable Remarketing Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed in all material respects all covenants and agreements contained herein and in the Purchase Contract and Pledge Agreement to be performed on their part at or prior to such Remarketing Date.

(d) The Company shall have furnished to the Remarketing Agents a written certificate executed by the Chief Executive Officer, President or a Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated the applicable Remarketing Settlement Date, to the effect that, to the best of their knowledge after reasonable investigation:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) there has not occurred any downgrading, and the Company has not received any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” as such term as defined in Section 3(a)(62) of the Exchange Act;

(iv) for the period from the Commencement Date to such Remarketing Settlement Date, there has not occurred any Material Adverse Change;

(v) the representations and warranties of the Company in Section 3 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Remarketing Settlement Date; and

(vi) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Remarketing Settlement Date.

(e) (i) On the Remarketing Date, the Remarketing Agents shall have received a letter addressed to the Remarketing Agents and dated such date, in form and substance satisfactory to the Remarketing Agents, of the independent accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to certain financial information contained in the Remarketing Materials, if any, and (ii) on the applicable Remarketing Settlement Date, the Remarketing Agents shall have received a letter addressed to the Remarketing Agents and dated such date, in form and substance satisfactory to the Remarketing Agents, of the independent accountants of the Company, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (e)(i) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the applicable Remarketing Settlement Date.

(f) Each of (i) outside counsel for the Company reasonably acceptable to the Remarketing Agents, and (ii) counsel of the Company, shall have furnished to the Remarketing Agents its opinion, addressed to the Remarketing Agents and dated the applicable Remarketing Settlement Date, in form and substance reasonably satisfactory to the Remarketing Agents addressing such matters as are set forth in such counsel’s opinion furnished pursuant to Section 6(g)(i) and 6(g)(ii), respectively, of the Underwriting Agreement, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agents.

(g) Counsel for the Remarketing Agents shall have furnished to the Remarketing Agents its opinion, addressed to the Remarketing Agents and dated the applicable Remarketing Settlement Date, in form and substance reasonably satisfactory to the Remarketing Agents.

(h) At the applicable Remarketing Settlement Date, counsel for the Remarketing Agents shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Remarketed Notes as contemplated herein.

Section 7. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Remarketing Agents, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls the Remarketing Agents within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Remarketing Agents, affiliate, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or in any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Remarketing Agents, their respective affiliates, officers, directors, employees, agents and controlling persons for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Remarketing Agents) as such expenses are reasonably incurred by such Remarketing Agents, affiliate, officer, director, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agents expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

The Company agrees that no indemnified party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its respective security holders or creditors relating to or arising out of the engagement of any Remarketing Agent pursuant to, or the performance by any Remarketing Agent of services contemplated by this Agreement, except to the extent that any loss, claim, damage, liability or expense resulted from the willful misconduct, gross negligence or bad faith of the Remarketing Agents.

(b) The Remarketing Agents agree, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or in any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, such Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agents expressly for use therein; and to reimburse the Company, such director, officer or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company, such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Remarketing Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by (i) the Remarketing Agents, in the case of indemnification pursuant to Section 7(a) hereof, or (ii) the Company, in the case of indemnification pursuant to Section 7(b) hereof, and that all such reasonable fees and expenses shall be reimbursed as they are incurred).

(d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 8. Contribution.

(a) If the indemnification provided for in Section 7 hereof is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Remarketing Agents, on the other hand, from the remarketing of the Remarketed Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Remarketing Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Remarketing Agents, on the other hand, in connection with the remarketing of the Remarketed Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the remarketing of the Remarketed Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total fees received by the Remarketing Agents. The relative fault of the Company, on the one hand, and the Remarketing Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Remarketing Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) hereof for purposes of indemnification.

(c) The Company and the Remarketing Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Remarketing Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

(d) Notwithstanding the provisions of this Section 8, the Remarketing Agents shall not be required to contribute any amount in excess of the Remarketing Fee received by the Remarketing Agents in connection with the Remarketing. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each director, officer, employee and agent of a Remarketing Agent and each person, if any, who controls a Remarketing Agent within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Remarketing Agents, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 9. Resignation And Removal Of The Remarketing Agents.

Each of the Remarketing Agents may resign and be discharged from its duties and obligations hereunder, and the Company may remove either of the Remarketing Agents, by giving 10 days’ prior written notice, in the case of a resignation, to the Company, the remaining Remarketing Agent and the Purchase Contract Agent, and, in the case of a removal, to the removed Remarketing Agent and the Purchase Contract Agent; provided, however, that no such resignation nor any such removal shall become effective (i) unless there is one remaining Remarketing Agent or (ii) if (i) does not apply, until the Company shall have appointed at least one nationally recognized broker-dealer as a successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Transaction Documents in all material respects.

In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Section 7 and Section 8 shall survive the resignation or removal of a Remarketing Agent pursuant to this Agreement.

Section 10. Dealing in Securities.

The Remarketing Agents, when acting as the Remarketing Agents or in their individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Notes, Corporate Units, Treasury Units or any of the securities of the Company (collectively, the “Securities”). The Remarketing Agents may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agents, in their individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if they did not act in any capacity hereunder.

Section 11. Remarketing Agents’ Performance; Duty Of Care.

The duties and obligations of the Remarketing Agents shall be determined solely by the express provisions of the Transaction Documents. No implied covenants or obligations of or against the Remarketing Agents shall be read into any of the Transaction Documents. In the absence of bad faith on the part of the Remarketing Agents, the Remarketing Agents may conclusively rely upon any document furnished to them, as to the truth of the statements expressed in any of such documents. The Remarketing Agents shall be protected in acting upon any document or communication reasonably believed by them to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. The Remarketing Agents shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Notes, and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the third Business Day before the applicable Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. The Remarketing Agents, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Notes in their individual capacities or as Remarketing Agents for any action or failure to act, on their part in connection with a Remarketing or otherwise, except if such liability is (i) judicially determined to have resulted from their failure to comply with the material terms of this Agreement or bad faith, gross negligence or willful misconduct on their part or (ii) determined pursuant to Section 7 or 8 of this Agreement. The provisions of this Section 11 shall survive the termination of this Agreement and shall survive the resignation or removal of a Remarketing Agent pursuant to this Agreement.

Section 12. Termination.

This Agreement shall automatically terminate (i) as to a Remarketing Agent on the effective date of the resignation or removal of such Remarketing Agent pursuant to Section 9 and (ii) on the earlier of (x) the occurrence of a Termination Event and (y) the Business Day immediately following the Purchase Contract Settlement Date. If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agents and the Remarketing Agents shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agents for all of their out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them. Notwithstanding any termination of this Agreement, in the event there has been a Successful Remarketing, the obligations set forth in Section 4 hereof shall survive and remain in full force and effect until all amounts payable under said Section 4 shall have been paid in full. In addition, Sections 7, 8 and 11 hereof shall survive the termination of this Agreement or the resignation or removal of a Remarketing Agent.

Section 13. Notices.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Remarketing Agents, or to either Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to:

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Tel: (866) 471-2526

Attention: Registration Department

and

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 834-6081

Attention: High Grade Syndicate Desk

with a copy to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Facsimile: (650) 752-3607

Attention: Julia Cowles

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to:

Great Plains Energy Incorporated

1200 Main Street

Kansas City, Missouri 64105

Facsimile: (816) 556-2200

Attention: Jaileah X. Huddleston

with a copy to:

Dewey & LeBoeuf LLP

1301 Avenue of Americas

New York, NY 10019

Facsimile: (212) 259-6333

Attention: Peter O’Brien; and

(c) if to the Purchase Contract Agent, shall be delivered or sent by mail or facsimile transmission to:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Tel: (312) 827-8500

Fax: 312 827-8542

Attention: Global Corporate Trust

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

Section 14. Persons Entitled To Benefit Of Agreement.

This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agents and the person or persons, if any, who control the Remarketing Agents within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agents contained in Section 7 of this Agreement shall be deemed to be for the benefit of the Company’s directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 15. No Advisory or Fiduciary Duty Responsibility.

The Company acknowledges and agrees that the Remarketing Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Remarketing (including in connection with determining the terms of the Remarketing) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Remarketing Agents are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Remarketing Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Remarketing Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Remarketing Agents and shall not be on behalf of the Company.

Section 16. Survival.

The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Remarketing Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agents, the Company or any of the indemnified persons referred to in Section 7 hereof, and will survive delivery of the Remarketed Notes. The provisions of Sections 7, 8 and 11 shall survive the termination and cancellation of this Agreement.

Section 17. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

Section 18. Judicial Proceedings.

Each party hereto expressly accepts and irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this

Agreement or the transactions contemplated hereby. Each party irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 19. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 20. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 21. Severability.

If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

Section 22. Amendments.

This Agreement may be amended by an instrument in writing signed by the parties hereto; provided, that this Agreement may be amended to reflect additional or different terms governing the relationship between the Company and the Remarketing Agents and the conduct of the Remarketing by the Remarketing Agents, by an instrument in writing signed by the Company and the Remarketing Agents, and such amendment shall be binding on all parties hereto; provided, further, that no such amendment shall be binding on the Purchase Contract Agent if such amendment adversely affects its rights, duties and obligations hereunder or otherwise, without its prior written consent thereto. Each of the Company and the Purchase Contract Agent agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Applicable Ownership Interests in Notes, the Notes or the Corporate Units that would in any way adversely affect the rights, duties and obligations of the Remarketing Agents, without the prior written consent of the Remarketing Agents.

Section 23. Successors And Assigns.

Except in the case of a succession pursuant to the terms of the Purchase Contract and Pledge Agreement, the rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agents. The rights and obligations of the Remarketing Agents hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agents) without the prior written consent of the Company.

If the foregoing correctly sets forth the agreement by and between the Company, the Remarketing Agents and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.

Section 24. Rights of the Purchase Contract Agent.

Notwithstanding any other provisions of this Agreement, the Purchase Contract Agent shall be entitled to all the rights, protections and privileges granted to the Purchase Contract Agent in the Purchase Contract and Pledge Agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

Very truly yours, GREAT PLAINS ENERGY INCORPORATED

By:	/s/ Kevin E. Bryant
Name: Kevin E. Bryant
Title: Vice President – Investor Relations and Treasurer

CONFIRMED AND ACCEPTED: GOLDMAN, SACHS & CO. as Remarketing Agent

By:	/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

CONFIRMED AND ACCEPTED: J.P. MORGAN SECURITIES LLC as Remarketing Agent

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title:Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not individually, but solely as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

ANNEX I

Press release related to remarketing announcement